Exhibit 99.1

Pall Corporation Reports Third Quarter Results
Port Washington, N.Y. (June 6, 2012) -- Pall Corporation (NYSE:PLL) today reported financial results for the third quarter of fiscal year 2012 which ended on April 30, 2012.
Third Quarter and Nine Months Sales and Earnings Overview
Third quarter sales were $715.2 million, an increase of about 1% (+2.6% in local currency (“LC”)) over last year. Diluted earnings per share (“EPS”) were $0.67 in the quarter, compared to $0.60 last year. Pro forma EPS were $0.70 (excluding restructuring and other charges and transaction costs, as well as items impacting provision for income taxes in the prior period, defined as “Discrete Items”). Foreign currency translation negatively impacted third quarter EPS by $0.01. This compares to $0.72 last year.
For the nine months, sales increased 8.1% over last year (+7.2% LC). Diluted EPS were $1.98 in the nine months, compared to $1.84 for the same period last year. Pro forma EPS, excluding Discrete Items, were $2.20, a 9.5% increase compared to $2.01 a year earlier, including a benefit of approximately $0.05 from translation.
Sales from continuing operations (1) in the quarter were $658.0 million, an increase of about 1% over last year (+2.5% LC). Diluted EPS from continuing operations were $0.60 in the quarter, compared to $0.52 last year. Pro forma EPS from continuing operations were $0.61 compared to $0.64 last year.
Sales from continuing operations for the nine months increased 8.4% (+7.5% LC) over last year. Diluted EPS from continuing operations were $1.74 in the nine months, compared to $1.60 for the same period last year. Pro forma EPS, excluding Discrete Items, were $1.94, a 9.6% increase compared to $1.77 a year earlier.

Larry Kingsley, President and CEO, said, “It was a difficult quarter, especially as the Eurozone struggled and our previously announced “global go-live” ERP transition disrupted our supply chain more than anticipated. As a result of this temporary disruption, certain shipments of high margin consumables were delayed and we incurred substantial additional costs to take care of our customers. The ERP transition issues are being resolved and we are making good progress in filling past due orders. We expect to have caught up with backorders by this August, which is the beginning of our FY ’13, and we are grateful for the continued patience and support of our customers.”

Noting that consumables orders increased over 3% in Life Sciences, with double digit growth in the Pharmaceutical market and low single digits in Food and Beverage, Kingsley said, “Unrelated to the temporary operational challenges in the quarter, we experienced relatively soft industrial orders in all geographies, with consumables down 8%. While the Americas order rate is strengthening in most end markets, Europe remains weak and we are taking appropriate cost actions to mitigate potential impact on FY ’13 profitability.”

Kingsley continued: “As we look ahead and given the macroeconomic environment, especially in Europe, we are now expecting full year FY ’12 EPS of approximately $3.10, or $2.72 on a continuing operations basis. Previewing FY ’13, we anticipate low-single digit organic sales growth, with increases in Asia and the Americas more than offsetting a decline in Europe.. We will update our expectations for our next fiscal year on our Q4 call.”

(1)     As discussed in our news release dated April 29, 2012, the Company announced it had entered into an agreement to sell certain assets of its Blood product line to Haemonetics Corporation (NYSE:HAE). Accordingly, discussion of results from continuing operations exclude the Blood product line. Tables appended to this release are presented on a continuing operations basis (with reconciliation to include the discontinued Blood product line). Further, Life Sciences and Industrial operating profit have been restated to reflect a change in the allocation of certain shared expenses on a continuing operations basis.

Life Sciences – Third Quarter Highlights (1)

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

Sales:	APR. 30, 2012	APR. 30, 2011	% CHANGE	% CHANGE IN LC
BioPharmaceuticals	$201,670	$197,186	2.3	4.4
Food & Beverage	66,568	63,787	4.4	7.1
Medical	49,731	51,718	(3.8)	(1.5)
Total Life Sciences segment	$317,969	$312,691	1.7	4.0

Gross profit	$180,187	$175,047
% of sales	56.7	56.0
Segment profit	$75,386	$78,885
% of sales	23.7	25.2
Biopharmaceuticals: Pharmaceuticals sales increased 9%, with consumables and systems sales each up 9%. Continued strength in the biotech market, as well as ForteBio’s BLItzTM and Octet® instrumentation platforms, contributed significantly to this growth. Fulfillment challenges due to the ERP implementation in the Americas dampened organic sales growth in Pharmaceuticals as well as in Laboratory, where sales decreased about 23%.
Food and Beverage: Overall sales growth reflects an increase in systems sales of over 70%, largely driven by Asia. Excluding the impact of the divestiture of a non-strategic asset in Italy, consumables sales were down about 5%. This also reflects the fulfillment challenges mentioned above, impacting all regions. Weak economic conditions in parts of Europe also contributed. Growth in emerging markets partly mitigated this impact.
Medical: Medical OEM sales were flat in the quarter. Customer inventory reductions and supply challenges hampered growth. Hospital sales were down about 3% reflecting the impact of weak economic conditions in Europe and the resulting spending reduction by hospitals.
Industrial – Third Quarter Highlights (1)

(Dollar Amounts in Thousands and Discussion of Sales and Orders Changes are in Local Currency)

Sales:	APR. 30, 2012	APR. 30, 2011	% CHANGE	% CHANGE IN LC
Process Technologies	$213,804	$208,238	2.7	4.7
Aerospace	50,706	50,959	(0.5)	1.0
Microelectronics	75,497	81,904	(7.8)	(7.8)
Total Industrial segment	$340,007	$341,101	(0.3)	1.2

Gross profit	$154,239	$157,219
% of sales	45.4	46.1
Segment profit	$39,431	$47,200
% of sales	11.6	13.8

Process Technologies: Sales in Fuels & Chemicals increased approximately 20%, as systems sales more than doubled. This reflects investment in oil and gas expansion in Brazil, Eastern Europe and the Middle East. Consumables sales decreased 7%.
Power Generation sales increased about 5%. Consumables sales grew about 3%, while systems sales were up 17%. Europe benefited from increased activity in the nuclear energy sector and recovery in the turbine OEM sector. Sales in Asia were strong, reflecting increased investment by customers in China.
Municipal Water sales decreased 14%. Sales in both the Americas and Europe were down, reflecting pressure on infrastructure investment due to fiscal challenges in the public sector. In Asia, a small but growing water market, sales more than doubled.
Machinery & Equipment sales declined for the first time in two years, by 3%, impacted by the comparative to last year that included a large mine water system sale in the Americas. Consumables sales grew in all regions. This reflects growth in the mining, automotive in-plant and mobile OEM sectors.
Aerospace: Military Aerospace grew about 13% in the quarter, with all regions contributing. Sales in Europe were particularly strong due to a combination of projects mainly for marine and helicopter applications. Commercial Aerospace sales were down 10%, impacted by shipment delinquencies in the Americas.
Microelectronics: Sales reflect continued weakness in the marketplace in all regions.
Conference Call
On Thursday June 7, 2012, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call can be accessed at www.pall.com/investor. The webcast will be archived for 30 days.

About Pall Corporation
Pall Corporation (NYSE:PLL) is a filtration, separation and purification leader providing solutions to meet the critical fluid management needs of customers across the broad spectrum of life sciences and industry. Pall works with customers to advance health, safety and environmentally responsible technologies. The Company’s engineered products enable process and product innovation and minimize emissions and waste. Pall Corporation, with total revenues of $2.7 billion for fiscal year 2011, is an S&P 500 company with almost 11,000 employees serving customers worldwide. Pall has been named a “top green company” by Newsweek magazine. To see how Pall is helping enable a greener, safer, more sustainable future, follow us on Twitter @PallCorporation or visit www.pall.com/green.
Forward-Looking Statements

The matters discussed in this report contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Results for the third quarter are preliminary until the Company's Form 10-Q is filed with the Securities and Exchange Commission on or before June 11, 2012.
Forward-looking statements are those that address activities, events or developments that the Company or management intends, expects, projects, believes or anticipates will or may occur in the future. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs, dilution from the disposition or future allocation of capital and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

The Company’s forward-looking statements are subject to risks and uncertainties and are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those envisaged by the Company’s forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed in Part I–Item 1A.–Risk Factors in the 2011 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including: the impact of legislative, regulatory and political developments globally; the impact of the uncertain global economic environment; the extent to which adverse economic conditions may affect the Company's sales volume and results; changes in product mix, market mix and product pricing, particularly relating to the expansion of the systems business; the Company's ability to develop and commercialize new technologies, enforce patents and protect proprietary products and manufacturing techniques; demand for our products and business relationships with key customers and suppliers, which may be impacted by their cash flow and payment practices; delays or cancellations in shipments; the Company's ability to obtain regulatory approval or market acceptance of new technologies; the Company's ability to successfully complete the Company's business improvement initiatives, which include supply chain enhancements and integrating and upgrading the Company's information systems; the effect of a serious disruption in the Company's information systems; fluctuations in the Company's effective tax rate; volatility in foreign currency exchange rates, interest rates and energy costs and other macroeconomic challenges currently affecting the Company; increase in costs of manufacturing and operating costs; the Company's ability to achieve and sustain the savings anticipated from cost reduction and gross margin improvement initiatives; the Company's ability to attract and retain management talent; the impact of pricing and other actions by competitors; the effect of litigation and regulatory inquiries associated with the restatement of the Company's prior period financial statements; the effect of the restrictive covenants in the Company's debt facilities; and the Company's ability to successfully complete or integrate any acquisitions. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2012	JUL. 31, 2011

Assets:

Cash and cash equivalents	$535,891	$557,766
Accounts receivable	614,900	646,769
Inventories	402,292	444,842
Other current assets	207,572	159,831
Assets held for sale (1)	126,737	—
Total current assets	1,887,392	1,809,208

Property, plant and equipment	772,293	794,599
Other assets	735,169	628,609
Total assets	$3,394,854	$3,232,416

Liabilities and Stockholders' Equity:

Short-term debt	$200,435	$215,468
Accounts payable, income taxes and other current liabilities	623,570	574,539
Total current liabilities	824,005	790,007

Long-term debt, net of current portion	487,936	491,954
Deferred taxes and other non-current liabilities	419,119	460,634
Total liabilities	1,731,060	1,742,595

Stockholders' equity	1,663,794	1,489,821
Total liabilities and stockholders' equity	$3,394,854	$3,232,416

(1) Reflects assets to be disposed of related to the sale of the Blood product line.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2012	APR. 30, 2011	APR. 30, 2012	APR. 30, 2011

Net sales	$657,976	$653,792	$1,949,285	$1,798,479
Cost of sales	323,550	321,526	941,342	867,087
Gross profit	334,426	332,266	1,007,943	931,392
% of sales	50.8%	50.8%	51.7%	51.8%
Selling, general and administrative expenses	215,226	203,327	632,982	572,026
% of sales	32.7%	31.1%	32.5%	31.8%
Research and development	20,780	19,308	60,351	57,198
Operating profit	98,420	109,631	314,610	302,168
% of sales	15.0%	16.8%	16.1%	16.8%
ROTC (a)	2,861	7,723	31,001	13,921
Interest expense, net	6,351	6,068	17,682	19,176
Earnings from continuing operations before income taxes	89,208	95,840	265,927	269,071
Provision for income taxes (b)	18,270	34,082	60,691	80,021
Net earnings from continuing operations	$70,938	$61,758	$205,236	$189,050
Earnings from discontinued operations, net of income taxes (c)	7,980	9,311	27,866	29,092
Net Earnings	$78,918	$71,069	$233,102	$218,142

Average shares outstanding:
Basic	116,567	116,899	116,190	116,565
Diluted	118,358	118,723	117,817	118,296

Earnings per share from continuing operations:
Basic	$0.61	$0.53	$1.77	$1.62
Diluted	$0.60	$0.52	$1.74	$1.60

Earnings per share from discontinued operations:
Basic	$0.07	$0.08	$0.24	$0.25
Diluted	$0.07	$0.08	$0.24	$0.25

Earnings per share:
Basic	$0.68	$0.61	$2.01	$1.87
Diluted	$0.67	$0.60	$1.98	$1.84

Pro forma earnings reconciliation from Continuing Operations
Net earnings from continuing operations as reported	$70,938	$61,758	$205,236	$189,050
Discrete items:
Tax adjustments (b)	—	8,409	—	8,409
ROTC, after pro forma tax effect (a)	1,772	5,621	23,493	11,413
Total discrete items	1,772	14,030	23,493	19,822
Pro forma earnings from continuing operations	72,710	75,788	228,729	208,872

Diluted earnings per share from continuing operations as reported	$0.60	$0.52	$1.74	$1.60
Discrete items:
Tax adjustments (b)	—	0.07	—	0.07
ROTC, after pro forma tax effect (a)	0.01	0.05	0.20	0.10
Total discrete items	0.01	0.12	0.20	0.17
Pro forma diluted earnings per share from continuing operations	$0.61	$0.64	$1.94	$1.77

Pro forma earnings reconciliation from Total Company
Net earnings as reported	$78,918	$71,069	$233,102	$218,142
Discrete items:
Tax adjustments (b)	—	8,409	—	8,409
Transaction costs, after pro forma tax effect (c)	2,702	—	3,123	—
ROTC, after pro forma tax effect (a)	1,772	5,621	23,493	11,413
Total discrete items	4,474	14,030	26,616	19,822
Pro forma earnings	$83,392	$85,099	$259,718	$237,964

Diluted earnings per share as reported	$0.67	$0.60	$1.98	$1.84
Discrete items:
Tax adjustments (b)	—	0.07	—	0.07
Transaction costs, after pro forma tax effect (c)	0.02	—	0.02	—
ROTC, after pro forma tax effect (a)	0.01	0.05	0.20	0.10
Total discrete items	0.03	0.12	0.22	0.17
Pro forma diluted earnings per share	$0.70	$0.72	$2.20	$2.01

Pro forma earnings measures exclude the items below as they are deemed to be non-recurring in nature and/or not considered by management to be indicative of underlying operating performance. The pro forma tax effects disclosed were calculated using applicable entity-specific U.S. federal and/or foreign tax rates.

(a) ROTC in the quarter and nine months ended April 30, 2012 of $2,861 ($1,772 after pro forma tax effect of $1,089) and $31,001 ($23,493 after pro forma tax effect of $7,508), respectively, includes expenses related to the Company's cost reduction initiatives, primarily in the Industrial segment and certain employment contract obligations. ROTC in the nine months was partly offset by a gain on the sale of an investment.

ROTC in the quarter and nine months ended April 30, 2011 of $7,723 ($5,621 after pro forma tax effect of $2,102) and $13,921 ($11,413 after pro forma tax effect of $2,508), respectively, primarily includes costs related to the Company's cost reduction initiatives and certain employment contract obligations.

(b) Provision for income taxes in the quarter and nine months ended April 30, 2011 includes a charge of $8,409 related to tax costs associated with the establishment of the Company's Asian Headquarters in Singapore.

(c) Discontinued operations include transaction costs of $3,336 ($2,702 after pro forma tax effect of $634) and $3,994 ($3,123 after pro forma tax effect of $871) for the three and nine months, respectively, related to the sale of the Blood product line.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2012	APR. 30, 2011

Net cash provided by operating activities	$326,417	$280,956

Investing activities:

Acquisition of business	(167,638)	—
Capital expenditures	(126,923)	(103,142)
Proceeds from sale of assets	25,604	530
Other	(10,049)	(16,231)
Net cash used by investing activities	(279,006)	(118,843)

Financing activities:

Dividends paid	(64,554)	(57,287)
Repayments of notes payable and long-term borrowings	(15,290)	(153,578)
Purchase of treasury stock	—	(64,524)
Other	39,022	65,286
Net cash used by financing activities	(40,822)	(210,103)

Cash flow for period (1)	6,589	(47,990)
Cash and cash equivalents at beginning of year	557,766	498,563
Effect of exchange rate changes on cash	(28,464)	40,923
Cash and cash equivalents at end of period	$535,891	$491,496

Free cash flow:
Net cash provided by operating activities	$326,417	$280,956
Less capital expenditures	126,923	103,142
Free cash flow	$199,494	$177,814

(1) Cash flows are inclusive of discontinued operations.

PALL CORPORATION
SUMMARY SEGMENT PROFIT BY SEGMENT FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2012	APR. 30, 2011	APR. 30, 2012	APR. 30, 2011

Life Sciences
Sales	$317,969	$312,691	$918,954	$852,463
Cost of sales	137,782	137,644	382,871	364,596
Gross profit	180,187	175,047	536,083	487,867
% of sales	56.7%	56.0%	58.3%	57.2%

Selling, general and administrative expenses	91,289	83,999	265,696	238,944
% of sales	28.7%	26.9%	28.9%	28.0%
Research and development	13,512	12,163	37,196	35,256
Segment profit	$75,386	$78,885	$233,191	$213,667
% of sales	23.7%	25.2%	25.4%	25.1%

Industrial
Sales	$340,007	$341,101	$1,030,331	$946,016
Cost of sales	185,768	183,882	558,471	502,491
Gross profit	154,239	157,219	471,860	443,525
% of sales	45.4%	46.1%	45.8%	46.9%

Selling, general and administrative expenses	107,540	102,874	317,510	287,327
% of sales	31.6%	30.2%	30.8%	30.4%
Research and development	7,268	7,145	23,155	21,942
Segment profit	$39,431	$47,200	$131,195	$134,256
% of sales	11.6%	13.8%	12.7%	14.2%

Consolidated:
Segment profit	$114,817	$126,085	$364,386	$347,923
Corporate services group	16,397	16,454	49,776	45,755
Operating profit	98,420	109,631	314,610	302,168
ROTC	2,861	7,723	31,001	13,921
Interest expense, net	6,351	6,068	17,682	19,176
Earnings from continuing operations before income taxes	$89,208	$95,840	$265,927	$269,071

Note:
Life Sciences results exclude the results of the Blood product line, which has been reported as discontinued operations.
The Life Sciences and Industrial results have been restated to reflect the change in the allocation of certain shared expenses on a continuing operations basis.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
THIRD QUARTER			%	RATE	IN LOCAL
ENDED	APR. 30, 2012	APR. 30, 2011	CHANGE	IMPACT	CURRENCY

Life Sciences (1)			|------------ Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$201,670	$197,186	2.3	$(4,277)	4.4
Food & Beverage	66,568	63,787	4.4	(1,770)	7.1
Medical	49,731	51,718	(3.8)	(1,211)	(1.5)
Total Life Sciences	$317,969	$312,691	1.7	$(7,258)	4.0

By Region:
Americas	$95,505	$88,164	8.3	$(710)	9.1
Europe	154,527	164,715	(6.2)	(7,133)	(1.9)
Asia	67,937	59,812	13.6	585	12.6
Total Life Sciences	$317,969	$312,691	1.7	$(7,258)	4.0

Industrial
By Market:
Process Technologies	$213,804	$208,238	2.7	$(4,300)	4.7
Aerospace	50,706	50,959	(0.5)	(752)	1.0
Microelectronics	75,497	81,904	(7.8)	1	(7.8)
Total Industrial	$340,007	$341,101	(0.3)	$(5,051)	1.2

By Region:
Americas	$100,210	$112,401	(10.8)	$(708)	(10.2)
Europe	103,637	103,094	0.5	(5,417)	5.8
Asia	136,160	125,606	8.4	1,074	7.5
Total Industrial	$340,007	$341,101	(0.3)	$(5,051)	1.2

Total Sales:
Continuing operations	$657,976	$653,792	0.6	$(12,309)	2.5
Discontinued operations	57,180	56,016	2.1	$(673)	3.3
Total Sales	$715,156	$709,808	0.8	$(12,982)	2.6

(1) Excludes the results of the Blood product line, which has been reported as discontinued operations.

SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND REGION
FROM CONTINUING OPERATIONS
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
NINE MONTHS			%	RATE	IN LOCAL
ENDED	APR. 30, 2012	APR. 30, 2011	CHANGE	IMPACT	CURRENCY

Life Sciences (1)			|-------------- Increase/(Decrease) -------------|
By Market:
BioPharmaceuticals	$599,329	$538,145	11.4	$4,703	10.5
Food & Beverage	175,953	167,775	4.9	353	4.7
Medical	143,672	146,543	(2)	755	(2.5)
Total Life Sciences	$918,954	$852,463	7.8	$5,811	7.1

By Region:
Americas	$270,243	$250,503	7.9	$(998)	8.3
Europe	460,432	436,627	5.5	768	5.3
Asia	188,279	165,333	13.9	6,041	10.2
Total Life Sciences	$918,954	$852,463	7.8	$5,811	7.1

Industrial
By Market:
Process Technologies	$639,743	$563,245	13.6	$3,298	13.0
Aerospace	162,298	149,119	8.8	12	8.8
Microelectronics	228,290	233,652	(2.3)	6,598	(5.1)
Total Industrial	$1,030,331	$946,016	8.9	$9,908	7.9

By Region:
Americas	$314,001	$317,948	(1.2)	$(965)	(0.9)
Europe	309,124	271,432	13.9	(3,263)	15.1
Asia	407,206	356,636	14.2	14,136	10.2
Total Industrial	$1,030,331	$946,016	8.9	$9,908	7.9

Total Sales:
Continuing operations	$1,949,285	$1,798,479	8.4	$15,719	7.5
Discontinued operations	169,493	162,038	4.6	$448	4.3
Total Sales	$2,118,778	$1,960,517	8.1	$16,167	7.2

(1) Excludes the results of the Blood product line, which has been reported as discontinued operations.

PALL CORPORATION
LIFE SCIENCES SEGMENT SALES FROM CONTINUING OPERATIONS
FISCAL YEAR 2012 AND 2011 BY QUARTER
(Unaudited)
(Dollar Amounts in Thousands)

	Q1	Q2	6 MONTHS
Fiscal Year 2012	OCT. 31, 2011	JAN. 31, 2012	JAN. 31, 2012

Life Sciences (1)
By Market:
BioPharmaceuticals	$196,012	$201,647	$397,659
Food & Beverage	56,019	53,366	109,385
Medical	49,723	44,218	93,941
Total Life Sciences	$301,754	$299,231	$600,985

By Geography:
Americas	$90,724	$84,014	$174,738
Europe	153,878	152,027	305,905
Asia	57,152	63,190	120,342
Total Life Sciences	$301,754	$299,231	$600,985

	Q1	Q2	Q3	Q4
Fiscal Year 2011	OCT. 31, 2010	JAN. 31, 2011	APR. 30, 2011	JUL. 31, 2011	TOTAL YEAR

Life Sciences
By Market:
BioPharmaceuticals	$161,409	$179,550	$197,186	$199,865	$738,010
Food & Beverage	51,629	52,359	63,787	77,810	245,585
Medical	46,856	47,969	51,718	54,004	200,547
Total Life Sciences	$259,894	$279,878	$312,691	$331,679	$1,184,142

By Geography:
Americas	$78,125	$84,214	$88,164	$94,770	$345,273
Europe	131,665	140,247	164,715	168,912	605,539
Asia	50,104	55,417	59,812	67,997	233,330
Total Life Sciences	$259,894	$279,878	$312,691	$331,679	$1,184,142

(1) Excludes the results of the Blood product line, which has been reported as discontinued operations.

PALL CORPORATION
SUMMARY SEGMENT PROFIT FROM CONTINUING OPERATIONS
FISCAL YEAR 2012 BY QUARTER
(Unaudited)
(Dollar Amounts in Thousands)

	Q1	Q2	6 MONTHS
Fiscal Year 2012	OCT. 31, 2011	JAN. 31, 2012	JAN. 31, 2012

Life Sciences
Sales	$301,754	$299,231	$600,985
Cost of sales	123,541	121,548	245,089
Gross profit	178,213	177,683	355,896
% of sales	59.1%	59.4%	59.2%

Selling, general and administrative expenses	87,066	87,341	174,407
% of sales	28.9%	29.2%	29.0%
Research and development	11,430	12,254	23,684
Segment profit	$79,717	$78,088	$157,805
% of sales	26.4%	26.1%	26.3%

Industrial
Sales	$349,508	$340,816	$690,324
Cost of sales	192,369	180,334	372,703
Gross profit	157,139	160,482	317,621
% of sales	45.0%	47.1%	46.0%

Selling, general and administrative expenses	105,413	104,557	209,970
% of sales	30.2%	30.7%	30.4%
Research and development	8,091	7,796	15,887
Segment profit	$43,635	$48,129	$91,764
% of sales	12.5%	14.1%	13.3%

Consolidated:
Segment profit	$123,352	$126,217	$249,569
Corporate services group	15,701	17,678	33,379
Operating profit	107,651	108,539	216,190
ROTC	22,984	5,156	28,140
Interest expense, net	5,945	5,386	11,331
Earnings from continuing operations before income taxes	$78,722	$97,997	$176,719

Note:
Life Sciences results exclude the results of the Blood product line, which has been reported as discontinued operations.
The Life Sciences and Industrial results have been restated to reflect the change in the allocation of certain shared expenses on a continuing operations basis.

PALL CORPORATION
SUMMARY SEGMENT PROFIT FROM CONTINUING OPERATIONS
FISCAL YEAR 2011 BY QUARTER
(Unaudited)
(Dollar Amounts in Thousands)

	Q1	Q2	Q3	Q4
Fiscal Year 2011	OCT. 31, 2010	JAN. 31, 2011	APR. 30, 2011	JUL. 31, 2011	TOTAL YEAR

Life Sciences
Sales	$259,894	$279,878	$312,691	$331,679	$1,184,142
Cost of sales	110,539	116,413	137,644	145,354	509,950
Gross profit	149,355	163,465	175,047	186,325	674,192
% of sales	57.5%	58.4%	56.0%	56.2%	56.9%

Selling, general and administrative expenses	75,289	79,656	83,999	93,691	332,635
% of sales	29.0%	28.5%	26.9%	28.2%	28.1%
Research and development	11,674	11,419	12,163	13,798	49,054
Segment profit	$62,392	$72,390	$78,885	$78,836	$292,503
% of sales	24.0%	25.9%	25.2%	23.8%	24.7%

Industrial
Sales	$293,897	$311,018	$341,101	$387,037	$1,333,053
Cost of sales	155,246	163,363	183,882	219,842	722,333
Gross profit	138,651	147,655	157,219	167,195	610,720
% of sales	47.2%	47.5%	46.1%	43.2%	45.8%

Selling, general and administrative expenses	89,365	95,088	102,874	109,192	396,519
% of sales	30.4%	30.6%	30.2%	28.2%	29.7%
Research and development	6,912	7,885	7,145	9,510	31,452
Segment profit	$42,374	$44,682	$47,200	$48,493	$182,749
% of sales	14.4%	14.4%	13.8%	12.5%	13.7%

Consolidated:
Segment profit	$104,766	$117,072	$126,085	$127,329	$475,252
Corporate services group	12,321	16,980	16,454	15,370	61,125
Operating profit	92,445	100,092	109,631	111,959	414,127
ROTC	1,409	4,789	7,723	12,584	26,505
Interest expense, net	7,294	5,814	6,068	(273)	18,903
Earnings from continuing operations before income taxes	$83,742	$89,489	$95,840	$99,648	$368,719

Note:
Life Sciences results exclude the results of the Blood product line, which has been reported as discontinued operations.
The Life Sciences and Industrial results have been restated to reflect the change in the allocation of certain shared expenses on a continuing operations basis.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FISCAL YEAR 2012 BY QUARTER
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	Q1	Q2	SIX MONTHS
	OCT. 31, 2011	JAN. 31, 2012	JAN. 31, 2012

Net sales	$651,262	$640,047	$1,291,309
Cost of sales	315,910	301,882	617,792
Gross profit	335,352	338,165	673,517
% of sales	51.5%	52.8%	52.2%
Selling, general and administrative expenses	208,180	209,576	417,756
% of sales	32.0%	32.7%	32.4%
Research and development	19,521	20,050	39,571
Operating profit	107,651	108,539	216,190
% of sales	16.5%	17.0%	16.7%
ROTC	22,984	5,156	28,140
Interest expense, net	5,945	5,386	11,331
Earnings from continuing operations before income taxes	78,722	97,997	176,719
Provision for income taxes	19,070	23,351	42,421
Net earnings from continuing operations	$59,652	$74,646	$134,298
Earnings from discontinued operations, net of income taxes	9,803	10,083	19,886
Net Earnings	$69,455	$84,729	$154,184

Average shares outstanding:
Basic	115,824	116,196	115,997
Diluted	117,224	117,914	117,555

Earnings per share from continuing operations:
Basic	$0.52	$0.64	$1.16
Diluted	$0.51	$0.63	$1.14

Earnings per share from discontinued operations:
Basic	$0.08	$0.09	$0.17
Diluted	$0.08	$0.09	$0.17

Earnings per share:
Basic	$0.60	$0.73	$1.33
Diluted	$0.59	$0.72	$1.31

Pro forma earnings reconciliation from Continuing Operations
Net earnings from continuing operations as reported	$59,652	$74,646	$134,298
Discrete items:
ROTC, after pro forma tax effect	17,756	3,965	21,721
Pro forma earnings from continuing operations	77,408	78,611	156,019

Diluted earnings per share from continuing operations as reported	$0.51	$0.63	$1.14
Discrete items:
ROTC, after pro forma tax effect	0.15	0.04	0.19
Pro forma diluted earnings per share from continuing operations	$0.66	$0.67	$1.33

Pro forma earnings reconciliation from Total Company
Net earnings as reported	$69,455	$84,729	$154,184
Discrete items:
Transaction costs, after pro forma tax effect	—	421	421
ROTC, after pro forma tax effect	17,756	3,965	21,721
Total discrete items	17,756	4,386	22,142
Pro forma earnings	87,211	89,115	176,326

Diluted earnings per share as reported	$0.59	$0.72	$1.31
Discrete items:
Transaction costs, after pro forma tax effect	—	0.00	0.00
ROTC, after pro forma tax effect	0.15	0.04	0.19
Total discrete items	0.15	0.04	0.19
Pro forma diluted earnings per share	$0.74	$0.76	$1.50

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FISCAL YEAR 2011 BY QUARTER
(Unaudited)
(Amounts in Thousands, Except Per Share Data)

	Q1	Q2	Q3	Q4	TOTAL YEAR
	OCT. 31, 2010	JAN. 31, 2011	APR. 30, 2011	JUL. 31, 2011	JUL. 31, 2011

Net sales	$553,791	$590,896	$653,792	$718,716	$2,517,195
Cost of sales	265,785	279,776	321,526	365,196	1,232,283
Gross profit	288,006	311,120	332,266	353,520	1,284,912
% of sales	52.0%	52.7%	50.8%	49.2%	51.0%
Selling, general and administrative expenses	176,975	191,724	203,327	218,253	790,279
% of sales	32.0%	32.4%	31.1%	30.4%	31.4%
Research and development	18,586	19,304	19,308	23,308	80,506
Operating profit	92,445	100,092	109,631	111,959	414,127
% of sales	16.7%	16.9%	16.8%	15.6%	16.5%
ROTC	1,409	4,789	7,723	12,584	26,505
Interest expense, net	7,294	5,814	6,068	(273)	18,903
Earnings from continuing operations before income taxes	83,742	89,489	95,840	99,648	368,719
Provision for income taxes	21,903	24,036	34,082	9,501	89,522
Net earnings from continuing operations	$61,839	$65,453	$61,758	$90,147	$279,197
Earnings from discontinued operations, net of income taxes	9,570	10,211	9,311	7,207	36,299
Net Earnings	$71,409	$75,664	$71,069	$97,354	$315,496

Average shares outstanding:
Basic	116,292	116,476	116,899	116,544	116,521
Diluted	117,821	118,266	118,723	118,249	118,266

Earnings per share from continuing operations:
Basic	$0.53	$0.56	$0.53	$0.77	$2.40
Diluted	$0.52	$0.55	$0.52	$0.76	$2.36

Earnings per share from discontinued operations:
Basic	$0.08	$0.09	$0.08	$0.06	$0.31
Diluted	$0.08	$0.09	$0.08	$0.06	$0.31

Earnings per share:
Basic	$0.61	$0.65	$0.61	$0.84	$2.71
Diluted	$0.61	$0.64	$0.60	$0.82	$2.67

Pro forma earnings reconciliation from Continuing Operations
Net earnings from continuing operations as reported	$61,839	$65,453	$61,758	$90,147	$279,197
Discrete items:
Tax adjustments	—	—	8,409	(18,990)	(10,581)
Interest adjustments, after pro forma tax effect	—	—	—	(3,413)	(3,413)
ROTC, after pro forma tax effect	1,054	4,738	5,621	9,420	20,833
Total discrete items	1,054	4,738	14,030	(12,983)	6,839
Pro forma earnings from continuing operations	62,893	70,191	75,788	77,164	286,036

Diluted earnings per share from continuing operations as reported	$0.52	$0.55	$0.52	$0.76	$2.36
Discrete items:
Tax adjustments	—	—	0.07	(0.16)	(0.09)
Interest adjustments, after pro forma tax effect	—	—	—	(0.03)	(0.03)
ROTC, after pro forma tax effect	0.01	0.04	0.05	0.08	0.18
Total discrete items	0.01	0.04	0.12	(0.11)	0.06
Pro forma diluted earnings per share from continuing operations	$0.53	$0.59	$0.64	$0.65	$2.42

Pro forma earnings reconciliation from Total Company
Net earnings as reported	$71,409	$75,664	$71,069	$97,354	$315,496
Discrete items:
Tax adjustments	—	—	8,409	(18,990)	(10,581)
Interest adjustments, after pro forma tax effect	—	—	—	(3,413)	(3,413)
ROTC, after pro forma tax effect	1,054	4,738	5,621	14,739	26,152
Total discrete items	1,054	4,738	14,030	(7,664)	12,158
Pro forma earnings	72,463	80,402	85,099	89,690	327,654

Diluted earnings per share as reported	$0.61	$0.64	$0.60	$0.82	$2.67
Discrete items:
Tax adjustments	—	—	0.07	(0.16)	(0.09)
Interest adjustments, after pro forma tax effect	—	—	—	(0.03)	(0.03)
ROTC, after pro forma tax effect	0.01	0.04	0.05	0.13	0.22
Total discrete items	0.01	0.04	0.12	(0.06)	0.10
Pro forma diluted earnings per share	$0.62	$0.68	$0.72	$0.76	$2.77

Contact:
Pall Corporation
Brent Jones
Vice President – Finance
Telephone: 516-801-9848
Email: investor_relations@pall.com